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                               EXHIBIT NO. 11.01

                    OCCUPATIONAL HEALTH + REHABILITATION INC
                       COMPUTATION OF EARNINGS PER SHARE
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


                                                     Quarter Ended September 30                          Year-to-Date September 30
                             ------------------------------------------------------------------------------------------------------
                                            1997                        1996                1997                    1996
                             -------------------------------------------------------------------------------------------------------

PRIMARY
 Weighted average common
  stock outstanding during
  the period...............                1,576,952                     1,469,432           1,571,814                   1,014,848
                                         -----------                    ----------         -----------                 -----------
 Total.....................                1,576,952                     1,469,432           1,571,814                   1,014,848
                                         ===========                    ==========         ===========                 ===========
 Net loss before
  extraordinary item.......              $  (296,000)                   $ (528,000)        $(1,318,000)                $(1,189,000)
 Extraordinary item........                  217,000                         -----             217,000                      ------
                                         -----------                    ----------         -----------                 -----------
 Net loss..................                  (79,000)                     (528,000)         (1,101,000)                 (1,189,000)
 Less: Accretion of
  preferred stock
  redemption
  value....................                   (3,868)                            0             (12,894)                          0
                                         -----------                    ----------         -----------                 -----------
 Net loss available to
  common stock.............              $  ( 82,868)                   $ (528,000)        $(1,113,894)                $(1,189,000)
                                         ===========                    ==========         ===========                 ===========
 Net loss per share before
  extraordinary item.......              $     (0.19)                   $    (0.36)        $     (0.85)                $     (1.17)
 Extraordinary item........                     0.14                           0.0                0.14                         0.0
                                         -----------                    ----------         -----------                 -----------
 Net loss per share........              $     (0.05)                   $    (0.36)        $     (0.71)                $     (1.17)
                                         ===========                    ==========         ===========                 ===========

FULLY DILUTED..............
Weighted average common stock
  outstanding during
  the period...............                1,576,952                     1,469,432           1,571,814                   1,014,848
 Plus:  Incremental shares
  from assumed conversions
  Series A preferred stock.                1,416,667                             0           1,416,667                           0
  Convertible subordinated
   debt....................                   25,000                             0              19,322                           0
                                         -----------                    ----------         -----------                 -----------
 Adjusted weighted average
  shares...................               3, 018,619                     1,469,432           3,007,803                   1,014,848
                                         ===========                    ==========         ===========                 ===========
 Net loss before
  extraordinary item.......              $  (299,868)                   $ (528,000)        $(1,330,894)                $(1,189,000)
 Extraordinary item........                  217,000                     ---------             217,000                     -------
                                         -----------                    ----------         -----------                 -----------
 Net loss..................                  (82,868)                     (528,000)         (1,113,894)                 (1,189,000)
 Interest expense on
  convertible subordinated
  debt.....................                    3,125                             0               7,292                           0
                                         -----------                    ----------         -----------                 -----------
 Adjusted net loss
  available to common stock              $   (79,743)                   $ (528,000)        $(1,106,602)                $(1,189,000)
                                         ===========                    ==========         ===========                 ===========
 Loss per share - fully
  diluted before
  extraordinary item.......              $     (0.10)                   $    (0.36)        $     (0.44)                $     (1.17)
 Extraordinary item........                     0.07                           0.0                0.07                         0.0
                                         -----------                    ----------         -----------                 -----------
 Net loss per share........              $     (0.03)                   $    (0.36)        $     (0.37)                $     (1.17)
                                         ===========                    ==========         ===========                 ===========

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 NOTES: THE EFFECT OF OPTIONS AND WARRANTS IS NOT CONSIDERED AS IT WOULD BE
        ANTIDILUTIVE.